SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 15, 2003

CONSOL Energy Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14901	51-0337383
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 Washington Road, Pittsburgh, Pennsylvania	15241
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (412) 831-4000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5.	Other Events

CONSOL Energy, Inc. (the “Company”) issued a press release on September 15, 2003 regarding the completion of the Company’s $150 million Senior Secured Revolving Loan Agreement, effective September 15, 2003. This Senior Secured Revolving Loan Agreement replaces the Company’s 364-day bank credit facility of $218,250,000. A copy of the press release is attached to this Form 8-K as Exhibit 99.1.

Item 7.	Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

99.1	Press Release of CONSOL Energy Inc. dated September 15, 2003.

[Signature on following page.]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOL ENERGY INC.

By:	/s/ WILLIAM J. LYONS
William J. Lyons Senior Vice President and Chief Financial Officer

Date: September 17, 2003

EXHIBIT INDEX

99.1	Press Release of CONSOL Energy Inc. dated September 15, 2003.